Exhibit 10.06

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is dated as of ___________________, 1999, by and between TAKE TO AUCTION.COM INC., a Florida corporation (the "Corporation"), with its principal office located at 2335 N.W. 107th Avenue, Suite 2M-23, Miami, Florida 33172 and ____________________________, whose residence is _____________________________
(the "Indemnitee").

                                    RECITALS

         1. The substantial increase in corporate litigation subjects directors and officers of corporations and others to expensive litigation risks at the same time that the availability of competent and qualified directors, officers, employees, consultants, advisers and agents has been greatly reduced, and the coverage offered by directors' and officers' liability insurance has been severely limited;

         2. The Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated By-Laws (the "By-Laws") require the Corporation to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Corporation in part in reliance on such Articles of Incorporation and By-Laws;

         3. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Corporation in an effective manner and Indemnitee's reliance on the Articles of Incorporation and By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Incorporation and By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such or any change in the composition of the Corporation's Board of Directors (the "Board") or acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Corporation's directors' and officers' liability insurance policies;

         4. As a condition to the Indemnitee's agreement to continue to serve as a director of the Corporation, the Indemnitee requires that he be indemnified from liability to the fullest extent permitted by law; and

         5. The Corporation is willing to indemnify the Indemnitee to the fullest extent permitted by law in order to retain the services of the Indemnitee.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1. MANDATORY INDEMNIFICATION IN PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5 hereof, the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee, consultant adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         2. MANDATORY INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5 hereof the Corporation shall indemnify and hold harmless the Indemnitee from and against any and all expenses (including attorneys' fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, whether civil, criminal, administrative or investigative, and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation for misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         3. MANDATORY INDEMNIFICATION AGAINST EXPENSES INCURRED WHILE TESTIFYING. Subject to Section 5 hereof, the Corporation shall indemnify the Indemnitee against expenses (including attorney's fees) incurred or paid by the Indemnitee as a result of providing testimony in any proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the Corporation to procure judgment in its favor), by reason of the fact that the Indemnitee is or was an officer, director,


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

shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         4. REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. The Corporation shall reimburse the Indemnitee for any expenses (including attorney's fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, settlement or appeal of any action or suit described in Section 2 hereof that results in an adjudication that the Indemnitee was liable for negligence, gross negligence or recklessness (but not willful misconduct) in the performance of his duty to the Corporation; provided, however, that the Indemnitee acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Corporation.

         5. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1, 2 and 3 hereof (unless ordered by a court) and any reimbursement made under
Section 4 hereof shall be made by the Corporation only as authorized in the specific case upon a determination (the "Determination") that indemnification or reimbursement of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable requirements set forth in Sections 1, 2, 3 and 4 hereof, as the case may be. Subject to Sections 6.6, 6.7 and 9 of this Agreement, the Determination shall be made in the following order of preference:

                  (a) first, by the Board by a majority vote or consent of a quorum, in each case consisting of directors who are not, at the time of the Determination, named parties to such action, suit or proceeding ("Disinterested Directors"); or

                  (b) next, if such a quorum of Disinterested Directors cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

                  (c) next, if such a committee cannot be designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Corporation) in a written opinion; or

                  (d) next, if such legal counsel determination cannot be obtained, by vote or consent of the holders of a majority of the Corporation's Common Stock.

         5.1 NO PRESUMPTIONS. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



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

         5.2 BENEFIT PLAN CONDUCT. The Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Corporation.

         5.3 RELIANCE AS SAFE HARBOR. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Corporation or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise, or (iv) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this
Section 5.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as an officer, director, partner, trustee, employee, adviser or agent. The provisions of this Section 5.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 1, 2 or 4 hereof, as the case may be.

         5.4 SUCCESS ON MERITS OR OTHERWISE. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 1 or 2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 5.4, the term "successful on the merits or otherwise' shall include, but not be limited to,
(i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, and (ii) the expiration of 120 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

         5.5 PARTIAL INDEMNIFICATION OR REIMBURSEMENT. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Corporation for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, penalties, fines or amounts paid in settlement by the Indemnitee in connection with the investigation of, defense of, settlement of, appeal of or testimony provided with respect to any action specified in Sections 1, 2, 3 or 4 hereof, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.



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

         6. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN
         SATISFIED.

         6.1 COSTS. All costs of making the Determination required by Section 6 hereof shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by the Indemnitee to obtain court-ordered indemnification pursuant to Section 9 hereof regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement.

         6.2 TIMING OF THE DETERMINATION. The Corporation shall use its best efforts to make the Determination contemplated by Section 5 hereof promptly. In addition, the Corporation agrees:

                  (a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 15 days after a written request for a Determination (a "Request") is delivered to the Corporation by the Indemnitee;

                  (b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than 30 days after a Request is delivered to the Corporation by the Indemnitee; and

                  (c) if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than 90 days after a Request is delivered to the Corporation by the Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a Determination approving full indemnification or reimbursement of the Indemnitee. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Indemnitee's payment (or incurring) of expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or proceeding with respect to which indemnification or reimbursement is sought.

         6.3 REASONABLENESS OF EXPENSES. The evaluation and finding as to the reasonableness of expenses incurred by the Indemnitee for purposes of this Agreement shall be made (in the following order of preference) within 15 days of the Indemnitee's delivery to the Corporation of a Request that includes a reasonable accounting of expenses incurred:

                  (a) first, by the Board by a majority vote or consent of a quorum consisting of Disinterested Directors; or

                  (b) next, if a quorum cannot be obtained under subdivision
         (a), by majority vote or consent of a committee duly designated by the Board (in which designation all


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

         directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or

                  (c) next, if a finding cannot be obtained under either subdivision (a) or (b), by vote or consent of the holders of a majority of the Corporation's Common Stock.

All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 6.3 is not made within the prescribed time. The finding required by this Section 6.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

         6.4 PAYMENT OF INDEMNIFIED AMOUNT. Immediately following a Determination that the Indemnitee has met the applicable requirements set forth in Sections 1, 2, 3 or 4 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by Section 6.3 hereof, or the passage of time prescribed for making such determination(s), the Corporation shall pay to the Indemnitee in cash the amount to which the Indemnitee is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenses for which indemnification or reimbursement is sought have actually been incurred by the Indemnitee.

         6.5 SHAREHOLDER VOTE ON DETERMINATION. Notwithstanding the provisions of the Florida statutes, if the Indemnitee is a shareholder of the Corporation, the Indemnitee and any other shareholder who is a party to the proceeding for which indemnification or reimbursement is sought shall be entitled to vote on any Determination to be made by the Corporation's shareholders, including a Determination made pursuant to Section 6.3 hereof. In addition, in connection with each meeting at which a shareholder Determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Corporation proxy statement relating to the proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement.

         6.6 SELECTION OF INDEPENDENT LEGAL COUNSEL. If the Determination required under Section 5 is to be made by independent legal counsel, such counsel shall be selected by the Indemnitee with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 6.8 hereof) shall be borne solely by the Corporation regardless of the results of any Determination and, if requested by counsel, the Corporation shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

         6.7 RIGHT OF INDEMNITEE TO APPEAL AN ADVERSE DETERMINATION BY BOARD. If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the requirements set forth in Sections 1, 2, 3 or 4 hereof upon the written request of the Indemnitee and the Indemnitee's delivery of $500 to the Corporation, the Corporation shall cause a new Determination to be made by the Corporation's shareholders at the next regular or


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

special meeting of shareholders. Subject to Section 9 hereof, such Determination by the Corporation's shareholders shall be binding and conclusive for all purposes of this Agreement.

         6.8 RIGHT OF INDEMNITEE TO SELECT FORUM FOR DETERMINATION. If, at any time subsequent to the date of this Agreement, "Continuing Directors" do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Corporation (as contemplated by Item 403(c) of Regulation S-K), then upon the request of the Indemnitee, the Corporation shall cause the Determination required by Section 5 hereof to be made by independent legal counsel selected by the Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of clause (3) of Section 5 hereof. If none of the legal counsel selected by the Indemnitee are willing and/or able to make the Determination, then the Corporation shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

         6.9 ACCESS BY INDEMNITEE TO DETERMINATION. The Corporation shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Corporation shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Corporation proxy statement relating to a shareholder Determination.

         6.10 JUDICIAL DETERMINATIONS IN DERIVATIVE SUITS. In each action or suit described in Section 2 hereof, the Corporation shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought (i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of his duty to the Corporation, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

         7. SCOPE OF INDEMNITY. The actions, suits and proceedings described in Sections 1 and 2 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in his capacities as a Corporation director, officer, adviser or agent and actions taken in another capacity while serving as director, officer, adviser or agent, including, but not limited to, actions or proceedings involving (i) compensation paid to the Indemnitee by the Corporation, (ii) activities by the Indemnitee on behalf of the Corporation, including actions in which the Indemnitee is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Corporation, (v) transactions by the Indemnitee in Corporation securities, and (vi) the Indemnitee's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Corporation. In addition, the Corporation agrees that, for purposes of this Agreement, all services performed by the Indemnitee on behalf of, in connection with or related to any subsidiary of the Corporation, any employee benefit plan established for the benefit of employees of the Corporation or any subsidiary, any corporation or


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partnership or other entity in which the Corporation or any subsidiary has a 5%
ownership interest, or any other affiliate shall be deemed to be at the request of the Corporation.

         8. ADVANCE FOR EXPENSES.

         8.1 MANDATORY ADVANCE. Expenses (including attorneys' fees) incurred by the Indemnitee in investigating, defending, settling or appealing any action, suit or proceeding described in Sections 1 or 2 hereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall promptly pay the amount of such expenses to the Indemnitee, but in no event later than 10 days following the Indemnitee's delivery to the Corporation of a written request for an advance pursuant to this
Section 8, together with a reasonable accounting of such expenses.

         8.2 UNDERTAKING TO REPAY. The Indemnitee hereby undertakes and agrees to repay to the Corporation any advances made pursuant to this Section 8 if and to the extent that it shall ultimately be found (by final judicial determination from which there is no further right to appeal) that the Indemnitee is not entitled to be indemnified by the Corporation for such amounts.

         8.3 MISCELLANEOUS. The Corporation shall make the advances contemplated by this Section 8 regardless of the Indemnitee's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Corporation will ultimately be required. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest-free.

         9. COURT-ORDERED INDEMNIFICATION.

         9.1 Regardless of whether the Indemnitee has met the requirements set forth in Sections 1, 2, 3 or 4 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification (and/or reimbursement pursuant to Sections 4 or 13 hereto) to the court conducting any proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or reimbursement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement).

         9.2 The right to indemnification and advances as provided by this Agreement shall be enforceable by Indemnitee in an action in any court of competent jurisdiction. In such an action, the burden of proving that indemnification is not required hereunder shall be on the Corporation. Neither the failure of the Corporation (including its Board and independent legal counsel) to have made a Determination prior to the commencement of such an action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual Determination by the Corporation including its Board and independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to such an action or create a presumption that Indemnitee has not met the applicable standard of conduct.


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

Indemnitee's expenses reasonably incurred in connection with establishing his right to indemnification, in whole or in part, in connection with any proceeding shall also be indemnified by the Corporation.

         10. NONDISCLOSURE OF PAYMENTS. Except as expressly required by federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Corporation's proxy or information statements relating to special and/or annual meetings of the Corporation's shareholders, and the Corporation shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

         11. COVENANT NOT TO SUE, LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of 2 years from the date the Indemnitee ceases (for any reason) to serve as either an officer, director, adviser or agent of the Corporation, and any claim or cause of action of the Corporation (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such 2-year period.

         12. INDEMNIFICATION OF INDEMNITEE'S ESTATE. Notwithstanding any other provision of this Agreement, if the Indemnitee is deceased, and indemnification of the Indemnitee would be permitted and/or required under this Agreement, the Corporation shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Indemnitee's Estate") against, and the Corporation shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any action described in Sections 1, 2 or 4 hereof.

         13. MISCELLANEOUS.

         13.1 NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

         13.2 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. It supercedes all prior negotiations, letters and understandings relating to the subject matter hereof.



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

         13.3 NON-EXCLUSIVITY. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled under the Corporation's Articles of Incorporation or By-Laws or any statute, agreement, vote of shareholders or otherwise.

         13.4 SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         13.5 SAVING CLAUSE. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to expenses, judgments, fines and penalties with respect to any proceeding to the full extent permitted by any applicable portion of Agreement that shall not have been invalidated or by any applicable law.

         13.6 COOPERATION AND INTENT. The Corporation shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

         13.7 SECURITY. To the fullest extent permitted by applicable law, the Corporation may from time to time, but shall not be required to, provide such insurance, collateral, letters of credit or other security devices as its Board may deem appropriate to support or secure the Corporation's obligations under this Agreement.

         13.8 CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

         13.9 AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         13.10 BINDING EFFECT. The obligations of the Corporation to the Indemnitee hereunder shall survive and continue as to the Indemnitee even if the Indemnitee ceases to be a director, officer, employee, adviser and/or agent of the Corporation. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and, upon the death of the Indemnitee, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.



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         13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         13.12 EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

         13.13 EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         13.14 ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Miami-Dade or Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

         Venue for any such action, in addition to any other venue permitted by statute, will be Miami-Dade or Broward County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Miami-Dade or Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade or Broward County, Florida, has been brought in an inconvenient forum.

         The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.




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

         IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.

                                       TAKE TO AUCTION.COM, INC.

                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________



                                       THE INDEMNITEE

                                       ___________________________________




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